MASTER LEASE, OPEN END MORTGAGE AND PURCHASE OPTION

                      THIS DOCUMENT SECURES FUTURE ADVANCES


                          dated as of December 11, 1996


                                      among


                            ACADEMY NURSING HOME, INC.

               NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC.

                           PRESCOTT NURSING HOME, INC.

                         WILLOW MANOR NURSING HOME, INC.

                               ADS/MULTICARE, INC.

               AND EACH OTHER PERSON AS A LESSEE IDENTIFIED HEREIN

                                 each as a Lessee


                                       and


                            SELCO SERVICE CORPORATION,
                                  as the Lessor.



This Master Lease, Open End Mortgage and Purchase Option is subject to a lien in favor of the Collateral Agent for the benefit of each of the Secured Parties. This Master Lease, Open End Mortgage and Purchase Option has been executed in several counterparts. To the extent, if any, that this Master Lease, Open
End Mortgage and Purchase Option constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease, Open End Mortgage and Purchase Option may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by NATIONSBANK, N.A., as the Collateral Agent for the Secured Parties, on or following the signature page hereof.

This counterpart is [not] the original counterpart.
MASTER LEASE, OPEN END MORTGAGE AND PURCHASE OPTION

                      THIS DOCUMENT SECURES FUTURE ADVANCES


     THIS MASTER LEASE, OPEN END MORTGAGE AND PURCHASE OPTION (this "Master Lease"), dated as of December 11, 1996, between SELCO SERVICE CORPORATION, an Ohio corporation, as the Lessor, and ACADEMY NURSING HOME, INC., a Massachusetts corporation, NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC., a Massachusetts corporation, PRESCOTT NURSING HOME, INC., a Massachusetts corporation, WILLOW MANOR NURSING HOME, INC., a Massachusetts corporation, ADS/MULTICARE, INC., a Delaware corporation, and each other Subsidiary of the Company that may from time to time become a Lessee under this Master Lease and the other Operative Documents pursuant to the terms of Section 14.2 of the Participation Agreement (each as a "Lessee"; and collectively, the "Lessees").


                               W I T N E S S E T H:

     WHEREAS, pursuant to a Participation Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Participation Agreement"), among The MultiCare Companies, Inc., a Delaware corporation, as the Company, the Lessees, the Lessor, the various financial institutions (the "Lenders") as are or may from time to time become Lenders under the Loan Agreement, and NationsBank, N.A. as the Collateral Agent, the Lessor and the Lenders have agreed to finance the Lessor's acquisition of each Property and each Equity Interest;

     WHEREAS, on each Acquisition Date, the Lessor will purchase a Property or Properties or the Equity Interest or Equity Interests related thereto, as described in the relevant Lease Supplement from one or more third parties designated by the Company as agent for the Lessees;

     WHEREAS, the Lessor desires to lease to each Lessee, and each Lessee desires to lease from the Lessor, the Property described in the Lease Supplement executed by such Lessee; and

     WHEREAS, each Property will be subject to the terms of this Master Lease;

     WHEREAS, additional Properties, Equity Interests and Improvements may be financed from time to time up to the respective Commitments of the Participants;

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A to this Master Lease; and the rules of interpretation set forth in Appendix A to this Master Lease shall apply to this Master Lease.


                                    ARTICLE II

                                   MASTER LEASE

     2.1. Acceptance and Lease of Property. Subject to the conditions set forth in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby agrees to accept pursuant to the terms of the Participation Agreement delivery on each Acquisition Date of the Property or Equity
Interest to be delivered by the seller thereof on such Acquisition Date and simultaneously to demise and lease to the applicable Lessee hereunder and under the Lease Supplement for the Term, the Lessor's interest in such Property, and the Lessees hereby agree, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, the Lessor's interest in each Property.

     2.2. Acceptance Procedure. Each Lessee hereby agrees that the execution and delivery by any Lessee on each Acquisition Date of an appropriately completed Lease Supplement in the form of Exhibit A hereto covering the Property to be acquired by the Lessor on such Acquisition Date, shall, without further act, constitute the irrevocable acceptance by such Lessee and all other Lessees of all of the Property which is the subject of such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that such Property shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of such Acquisition Date.

     2.3. Term. The Term (the "Term") of this Master Lease with respect to any Property shall begin on the Acquisition Date therefor and shall end on the fifth anniversary of the Initial Acquisition Date, unless earlier terminated in accordance with the provisions of this Master Lease or the Operative Documents.

     2.4. Title. Each Property is leased to the respective Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law and Property Legal Requirements. No Lessee shall in any event have any recourse against the Lessor for any defect in or exception to title to any Property other than resulting from Lessor Liens.


                                   ARTICLE III

                                 PAYMENT OF RENT

     3.1.  Rent.

     (a) During the Term, the Lessees shall pay in arrears Basic Rent (Interest/Yield on each Basic Rent Payment Date and on any date on which this Master Lease shall terminate with respect to a Property leased by it or all Properties. On each date that Basic Rent (Interest/Yield) is due hereunder, each Lessee shall pay a portion of the Basic Rent (Interest/Yield) then due equal to such Lessee's Allocation Percentage multiplied by the amount of Basic Rent (Interest/Yield) due and owing on such date.

     (b) Neither a Lessee's inability or failure to take possession of all or any portion of a Property when timely delivered by the Lessor, whether or not attributable to any act or omission of a Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect such Lessee's obligation to pay Rent for such Property in accordance with the terms of this Master Lease.

     3.2. Payment of Rent. Rent shall be paid absolutely net to the Lessor, so that this Master Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction; provided, however, that this Section 3.2 shall not affect the Lessees' right to initiate independent legal action, in equity or at law, to enforce the obligations of the Lessor under this Master Lease.

     3.3. Supplemental Rent. Each Lessee shall pay any and all Supplemental Rent to (i) the Collateral Agent or the Lease Agent (as specified in Section 3.6), for the benefit of the Person entitled thereto (if the Person entitled to such Supplemental Rent is a Secured Party) or (ii) directly to the Person entitled thereto (if such Person is not a Secured Party), promptly as the same shall become due and payable, and if such Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent (Interest/Yield). Receipt of such amount by the Collateral Agent or the Lease Agent, as applicable, shall be deemed to be receipt by the Person entitled thereto, whereupon the Lessees shall be relieved of their obligation to make any further payments to such Person with respect to such amount of Supplemental Rent. Each Lessee shall pay to the Collateral Agent (or the Lease Agent, if applicable), as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent (Interest/Yield) not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due (other than Supplemental Rent payments due with respect to Sections 13.7, 13.8, 13.9 and 13.10 of the Participation Agreement which are due within five (5) days of demand by the Collateral Agent or the Lease Agent, as applicable), for the period from the due date until the same shall be paid. The expiration or other termination of such Lessee's obligations to pay Basic Rent (Interest/Yield) hereunder shall not limit or modify the obligations of such Lessee with respect to indemnity obligations payable as Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of such Lessee to pay and discharge any Supplemental Rent as and when due, such Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

     3.4. Method of Payment. Each payment of Rent shall be made by the Lessee to the Collateral Agent, as assignee of the Lessor under the Assignment of Lease and Rent, until such time as all obligations of the Company and the Subsidiary Co-Borrowers owing to the Credit Facility Banks under the Credit Facility Documents have been paid in full and all commitments of the Credit Facility Banks thereunder have been permanently terminated (at which time such payments shall be made to the Lease Agent in accordance with Section 3.6), prior to 11:00 a.m., New York City time to the Collateral Agent's (or the Lease Agent's, as the case may be) account specified on Schedule I to the Participation Agreement in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 12:00 p.m., New York City time on the date due shall for the purpose of
Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Collateral Agent (or the Lease Agent, as applicable) is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such Section 3.3.

     3.5. Payments of Rent Constitute Senior Debt. Each party hereto acknowledges that each payment of Rent (including without limitation Purchase Option Rent) hereunder shall constitute "Senior Debt", as such term is used in the Multicare Subordinated Debentures (as defined in the Credit Agreement).

     3.6. Payments After Termination of Credit Agreement, etc. Each of the parties hereto acknowledges and agrees that, after payment in full of all obligations of the Company and the Subsidiary Co-Borrowers owing to the Credit Facility Banks under the Credit Facility Documents and the permanent termination of all commitments of the Credit Facility Banks thereunder, the assignment of payments and rights made under the Assignment of Lease and Rent shall inure to the benefit of the Lease Agent on behalf of the Lenders and, in furtherance of the foregoing, all payments to be made under this Master Lease or any other Operative Document to the Collateral Agent shall instead be made to the Lease Agent.


                                    ARTICLE IV

                        QUIET ENJOYMENT; RIGHT TO INSPECT

     4.1. Quiet Enjoyment. Subject to Sections 2.4, 4.2 and 17.1 and subject to the rights of the Lessor contained in Articles XV and XVI, each Lessee shall peaceably and quietly have, hold and enjoy the Property leased by it for the Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than a Lessee). Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of a Lessee under this Master Lease.

     4.2. Right to Inspect. During the Term, but not more than once each calendar month and upon at least 30 days prior written notice from the Lessor (except that no notice shall be required, and no limitations as to the frequency of inspections shall apply, if a Lease Event of Default has occurred and is continuing), each Lessee shall permit the Lessor, the Lenders and their respective authorized representatives to inspect the Property leased to such Lessee and subject to this Master Lease during normal business hours, provided that such inspections shall not unreasonably interfere with such Lessee's business operations at such Property.


                                    ARTICLE V

                                 NET LEASE, ETC.

     5.1. Net Lease. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of a Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Requirements of Law and Property Legal Requirements, including any inability to occupy or use any such Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof;
(iii) any restriction, prevention or curtailment of or interference with any use of any Property or any part thereof; (iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, any Participant, the Lease Agent or the Collateral Agent; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to a Lessee, the Lessor, any Participant, the Lease Agent, the Collateral Agent or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of a Lessee, the Lessor, any Participant, the Lease Agent, the Collateral Agent or any other Person, or by any court, in any such proceeding; (vii) any claim that a Lessee has or might have against any Person, including without limitation the Lessor, any Participant, the Lease Agent, the Collateral Agent or any vendor, manufacturer, contractor of or for any Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by Lessor of its obligations set forth in Section
2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by a Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by a Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not a Lessee shall have notice or knowledge of any of the foregoing. Each Lessee's agreement in the preceding sentence shall not affect any claim, action or right such Lessee may have against the Lessor, any Participant, the Lease Agent or theCollateral Agent. The parties intend that the obligations of each Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of each Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

     5.2. No Termination or Abatement. Each Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or any Participant or by any court with respect to the Lessor or any Participant. Each Lessee hereby waives all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim (other than compulsory counterclaims) or defense with respect to any Rent. Each Lessee shall remain obligated under this Master Lease in accordance with its terms and such Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, each Lessee shall be bound by all of the terms and conditions contained in this Master Lease.

     5.3. No Bar. The provisions of this Article V shall not affect the Lessees' right to initiate independent legal action, in equity or at law, to enforce the obligations of the Lessor under this Master Lease.


                                    ARTICLE VI

                                    SUBLEASES

     6.1. Subletting. Each Lessee may sublease any Property leased to it or any portion thereof to any Person; provided, however, that no sublease or other relinquishment of possession of any Property shall in any way discharge or diminish any of such Lessee's obligations to the Lessor hereunder and such Lessee shall remain directly and primarily liable under this Master Lease as to the Property, or portion thereof, so sublet. Each sublease of any Property shall expressly be made subject to and subordinated to this Master Lease and to the rights of the Lessor hereunder.


                                   ARTICLE VII

                              LESSEE ACKNOWLEDGMENTS

     7.1. Condition of the Properties. EACH LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY DESCRIBED IN THE LEASE SUPPLEMENT EXECUTED BY IT "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, ANY LENDER, THE LEASE AGENT OR THE COLLATERAL AGENT AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW AND PROPERTY LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE FOR SUCH PROPERTY. NONE OF THE LESSOR, ANY LENDER, THE LEASE AGENT OR THE COLLATERAL AGENT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR
SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NONE OF THE LESSOR OR THE LENDERS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW OR PROPERTY LEGAL REQUIREMENT.

     7.2. Risk of Loss. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of the Properties as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the respective Lessee, and the Lessor shall in no event be answerable or accountable therefor.


                                   ARTICLE VIII

                    POSSESSION AND USE OF THE PROPERTIES, ETC.

     8.1. Utility Charges. Each Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and other utilities used in or on the Property leased by it during the Term. Such Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by such Lessee. Any Lessee may, prior to the payment of any such charges, contest the imposition of such charges if, in its good faith determination, it has concluded that the payment thereof in the amounts charged is not required, provided, that such nonpayment shall not jeopardize such Lessee's ability to use and maintain such Property in accordance with this Master Lease or impair the value of such Property.

     8.2. Possession and Use of the Property. Each Property shall be used as a long-term or specialized health care facility in a manner not less than the standards applied by a Lessee and the Company for other comparable properties owned or leased by such Lessee and the Company. Each Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property leased by it as and to the extent required by this Master Lease. Each Lessee shall not commit or permit any waste or abandonment of the Property leased by it or any part thereof.

     8.3. Compliance with Requirements of Law, Property Legal Requirements and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, each Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Environmental Laws), Property Legal Requirements and Insurance Requirements relating to the Property leased by it, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and (b) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of such Property and for the use, operation, maintenance, repair and restoration of the Improvements. Notwithstanding the preceding sentence, each Lessee shall be deemed to be in compliance with all Environmental Laws for purposes of this Master Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than Federal, state or local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Environmental Laws.

     8.4. Assignment by Lessee. No Lessee may assign this Master Lease or any of its rights or obligations hereunder in whole or in part to any Person, except that (i) a Lessee may assign its interest hereunder to any of its Affiliates so long as the Company executes and delivers a confirmation of the Guaranty in form and substance reasonably satisfactory to the Participants of all of such Affiliates' obligations hereunder, and (ii) a Lessee may Sublease its Property or portion thereof as permitted under Section 6.1.


                                    ARTICLE IX

                          MAINTENANCE AND REPAIR; RETURN

     9.1.  Maintenance and Repair; Return.

          (a) Each Lessee, at its sole cost and expense, shall maintain its Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case in all material respects as required by all Requirements of Law, Property Legal Requirements and Insurance Requirements and on a basis and in no event less than the standards applied by such Lessee and its Affiliates in the operation and maintenance of other comparable properties owned or leased by such Lessee or its Affiliates.

          (b) The Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement) or maintain any Property in any way. Each Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or
(ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Property Legal Requirement, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

          (c) Each Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to any Property (other than as a result of such Lessee's purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in its then-current, "AS IS" condition, subject to such Lessee's obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.1(d), 14.2 and 20.1.


                                    ARTICLE X

                               MODIFICATIONS, ETC.

     10.1. Modifications, Substitutions and Replacements. During the Term, each Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property leased by it or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:

     (i) except for any Modification required to be made pursuant to a Requirement of Law or Property Legal Requirement (a "Required Modification"), no Modification shall materially adversely affect the value or useful life of such Property or any part thereof from that which existed immediately prior to such Modification;

    (ii)  the Modification shall be done in a good and workmanlike manner;

   (iii) such Lessee shall comply in all material respects with all Requirements of Law (including all Environmental Laws), Property Legal Requirements and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy; and

    (iv) subject to the terms of Article XII relating to permitted contests, such Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after receiving notice thereof any Liens arising with respect to the Modification.

All Modifications shall remain part of the realty and shall be subject to this Master Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that (x) are not Required Modifications, (y) were not financed by the Lessor and (z) are readily removable without impairing the value, utility or remaining useful life of the applicable Property, shall be the property of the respective Lessee and shall not be subject to this Master Lease. So long as no Lease Event of Default has occurred and is continuing, each Lessee may place upon its Property any trade fixtures, machinery, equipment, inventory or other property belonging to such Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 9.1(a); provided, however, that such trade fixtures, machinery, equipment, inventory or other property do not impair the value or useful life of the applicable Property.

     10.2. Notice to the Lessor. If any Lessee reasonably expects the cost of any Modification to its Property to exceed $1,000,000, such Lessee shall deliver to the Lessor a brief written narrative of the work to be performed in connection with such Modification prior to making such Modification.


                                    ARTICLE XI

                           WARRANT OF TITLE; EASEMENTS

     11.1.  Warrant of Title.

          (a) Each Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, such Lessee shall not directly or indirectly create or allow to remain, and shall, within sixty (60) days of receiving notice of same, discharge at its sole cost and expense, any Lien (other than any Lessor Lien or Agent Lien), defect, attachment, levy, title retention agreement or claim upon its Property or any Lien, attachment, levy or claim not created by the Lessor with respect to the Rent or with respect to any Lien or Agent Lien), defect, attachment, levy, title retention agreement or claim upon its Property or any Lien, attachment, levy or claim not created by the Lessor with respect to the Rent or with respect to any or with respect to any amounts held by the Lessor, any other Participant, the Lease Agent or the Collateral Agent pursuant to the Loan Agreement or the other Operative Documents, other than Permitted Property Liens.

          (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NONE OF THE LESSOR OR THE LENDERS IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR OR ANY LENDER IN AND TO ANY PROPERTY.

     11.2. Grants and Releases of Easements; Lessor's Waivers. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X and Section 8.3, the Lessor hereby consents in each instance to the following actions by each Lessee, in the name and stead of the Lessor, but at such Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of its Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of its Property; (c) if required by applicable Governmental Authority, the dedication or transfer of unimproved portions of its Property for road, highway or other public purposes; (d) the execution of amendments to any covenants and restrictions affecting its Property; (e) such Lessee's obtaining all necessary Governmental Actions or third party agreements necessary for the performance and completion of any Modifications; and (f) such Lessee's taking any other action or entering into any other agreement with respect to its Property that such Lessee deems necessary or desirable; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value or remaining useful life of the applicable Property,
(ii) such grant, release, dedication, transfer or amendment in such Lessee's judgment is reasonably necessary or desirable in connection with the use, maintenance, alteration or improvement of the applicable Property, (iii) such grant, release, dedication, transfer or amendment will not cause the applicable Property or any portion thereof to fail to comply in any material respect with the provisions of this Master Lease or any other Operative Documents and all Property Legal Requirements (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements),
(iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made, (v) such Lessee shall remain obligated under this Master Lease and under any instrument executed by such Lessee consenting to the assignment of the Lessor's interest in this Master Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer or amendment had not been effected except to the extent that such Lessee's obligations hereunder are obviated with respect to such grant, release, dedication, transfer or amendment and (vi) such Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges each Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property leased by it, and the Lessor agrees to execute Lessor waiver forms and release of Lessor's Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of such Lessee, and at such Lessee's sole cost and expense, execute and deliver any instruments, and shall take such other action reasonably requested by such Lessee as may be necessary or appropriate to confirm or effect any such grant, release, dedication, transfer, annexation or amendment to any Person or other action permitted under this Section 11.2 including landlord waivers with respect to any of the foregoing.


                                   ARTICLE XII

                                PERMITTED CONTESTS

     12.1. Permitted Contests in Respect of Applicable Law; Liens; Property Taxes. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law, Lien or any Imposition described in clauses (i) and (vi) of the first paragraph of the definition thereof (a "Property Tax") relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by a Lessee or (b) compliance with such Applicable Law or payment of such Property Tax shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law, promptly discharge such Lien or pay such Property Tax, but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance, noncompliance, non-payment or non-discharge shall not reasonably involve (A) any risk of criminal liability being imposed on the Lessor or any Lender or (B) any risk of (1) imminent foreclosure, forfeiture or loss of such Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the imminent sale of, or the creation of any Lien (other than a Permitted Property Lien) on, any part of such Property,
(2) civil liability being imposed on the Lessor, any Lender or such Property, or
(3) enjoinment of, or interference with, the use, possession or disposition of such Property in any material respect.

     The Lessor will not be required to join in any proceedings pursuant to this
Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option and (ii) the Lessee pays all related expenses and indemnifies the Lessor, the Participants and the other Indemnitees with respect to such proceedings.


                                   ARTICLE XIII

                                    INSURANCE

     13.1.  Public Liability and Workers' Compensation Insurance.

     (a) During the Term, each Lessee shall procure and carry, or cause to be procured and carried, at such Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on its Property and such other public liability coverages as are ordinarily procured by such Lessee or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $1,000,000 per occurrence and $2,000,000 in aggregate. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by such Lessee or such Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice. The policy shall be endorsed to name the Lessor, each Participant, the Lease Agent and the Collateral Agent as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor or any Participant may have in force.

     (b) Each Lessee shall, in the construction of any Improvements on any Property (including in connection with any Modifications thereof) and the operation of the Properties, comply with the applicable workers' compensation laws.

     13.2. Hazard and Other Insurance. During the Term, each Lessee shall keep, or cause to be kept, its Property insured against loss or damage by fire, earthquake, flood and other risks on terms and in amounts that are no less favorable than insurance covering other similar properties owned by such Lessee or its Affiliates and that are in accordance with normal industry practices.
All insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto, in the absence of the occurrence and continuance of an Event of Default and (if applicable) upon certification by such Lessee that the applicable Property can be restored in accordance with the terms and conditions of this Lease, are payable to a Lessee shall be adjusted by and paid to such Lessee for application toward the reconstruction, repair or refurbishment of the applicable Property, and if an Event of Default has occurred and is continuing or (if applicable) such Lessee has not timely made such certification, such proceeds shall be adjusted solely by the Collateral Agent and held by the Collateral Agent for application in accordance with Article XIV (or, if all obligations owing to the Credit Facility Banks under the Credit Facility Documents have been paid in full and all commitments of the Credit Facility Banks thereunder have been permanently terminated, such proceeds shall be adjusted solely by the Lease Agent and held by the Lease Agent for application in accordance with Article XIV). In addition, each Lessee shall at all times during the Term maintain business interruption insurance covering, for a period of no less than thirty (30) days, actual losses for any period during which the earnings of such Lessee are impaired as a result of any property damage or other casualty.

     13.3.  Insurance Coverage.

     (a) Each Lessee shall furnish or cause to be furnished to the Lessor and the Lenders certificates showing the insurance required under Sections 13.1 and
13.2 to be in effect and naming the Lessor, the Lenders, the Lease Agent and the Collateral Agent as additional insureds with respect to liability coverage (excluding worker's compensation insurance), naming the Collateral Agent and such Lessee as their interests may appear with respect to casualty coverage, and naming the Collateral Agent as loss payee with respect to casualty coverage, and showing the mortgagee endorsement required by Section 13.3(c) with respect to such coverage. All such insurance shall be at the cost and expense of such Lessee. Such certificates shall include a provision for no less than thirty
(30) days' advance written notice by the insurer to the Collateral Agent in the event of cancellation or reduction of such insurance.

     (b)  Each Lessee agrees that the insurance policy or policies required by
Section 13.2 shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should such Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor and the Collateral Agent and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of such Lessee or any other Person having any interest in its Property other than the Lessor and the Collateral Agent. The Lessee hereby waives any and all such rights against the Lessor and the Collateral Agent to the extent of payments made under such policies.

     (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by a Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "12" or be otherwise acceptable to the Lenders. All insurance policies required by Section 13.2 shall include a standard form mortgagee endorsement in favor of the Collateral Agent.

     (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this
Article XIII except that the Lessor may, at the Lessor's expense, carry separate liability insurance so long as (i) a Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause such Lessee's insurance required under this Article XIII to be subject to a coinsurance exception of any kind.

     (e) Each Lessee shall pay as they become due all premiums for the insurance required by Section 13.1 and Section 13.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of such Lessee's insurance policies is renewed (but in no event less frequently than once each year), such Lessee shall deliver to the Lessor and the Collateral Agent certificates of insurance evidencing that all insurance required by this Article XIII is being maintained by the Lessee and is in effect.


                                   ARTICLE XIV

                 CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

     14.1.  Casualty and Condemnation.

          (a) Subject to the provisions of this Article XIV, if all or a portion of a Property is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to a Property or any part thereof, is the subject of a Condemnation, then in either case (i) if the cost of restoration of such Property is, in the reasonable judgment of the Lessor, less than or equal to $3,000,000, all awards, compensation or insurance proceeds in respect of such Casualty or Condemnation, in the absence of the occurrence and continuance of an Event of Default, shall be paid over to the Lessee of the affected Property for application toward the reconstruction, repair or refurbishment of such Property, and (ii) if the cost of restoration of such Property is, in the reasonable judgment of the Collateral Agent (or, if all obligations owing to the Credit Facility Banks under the Credit Facility Documents have been paid in full and all commitments of the Credit Facility Banks thereunder have been permanently terminated, the Lease Agent), more than $3,000,000, then all awards, compensation or insurance proceeds in respect of such Casualty or Condemnation, in the absence of the occurrence and continuance of an Event of Default, shall be held by the Collateral Agent (or the Lease Agent, as applicable) in trust for the Lessee of the affected Property and, only upon certification by such Lessee that the applicable Property can be restored in accordance with the terms and conditions of this Lease, shall be adjusted by and paid in a lump sum to such Lessee for application toward the reconstruction, repair or refurbishment of the applicable Property, and if such Lessee has not timely made such certification, such proceeds shall be adjusted solely by the Collateral Agent (or the Lease Agent, as applicable) and held by the Collateral Agent (or the Lease Agent, as applicable) for application in the reasonable discretion of the Lenders and the Lessor to the restoration of such Property or toward the payment of the Lease Balance; provided, however, that, in any case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Collateral Agent (or the Lease Agent, as applicable) for the benefit of the Secured Parties or, if received by such Lessee, shall be held in trust for the Secured Parties, and shall be paid over by such Lessee to the Collateral Agent (or the Lease Agent, as applicable) to be distributed by the Collateral Agent (or the Lease Agent) in accordance with Section 7.7 of the Participation Agreement. All amounts held by the Collateral Agent or the Lease Agent during the continuation of a Lease Event of Default on account of any award, compensation or insurance proceeds either paid directly to the Collateral Agent or the Lease Agent or turned over to the Collateral Agent or the Lease Agent shall be applied in accordance with Section 7.7 of the Participation Agreement and at the option of the Lessor either be (i) paid to the Lessee of the affected Property for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 14.1, or (ii) applied to the purchase price of the related Property on the Termination Date with respect to such Property in accordance with Article XV, with any Excess Casualty/Condemnation Proceeds being payable to such Lessee.

     (b) Each Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At such Lessee's reasonable request, and at each Lessee's sole cost and expense, the Lessor and the Lenders shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and each Lessee agree that this Master Lease shall control the rights of the Lessor and such Lessee in and to any such award, compensation or insurance payment.

     (c) If the Lessor or any Lessee shall receive notice of a Casualty for which the reasonable anticipated cost of restoration equals or exceeds $500,000 or of an actual, pending or threatened Condemnation of any Property or any interest therein, the Lessor or such Lessee, as the case may be, shall give notice thereof to the other and to the Lenders promptly after the receipt of such notice.

     (d) If pursuant to this Section 14.1 and Section 15.1 this Master Lease shall continue in full force and effect following a Casualty or Condemnation with respect to any Property, the Lessee thereof shall, at its sole cost and expense (and, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this clause (d), such Lessee shall pay the shortfall), promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of
Sections 9.1 and 10.1   so as to restore such Property as close as is reasonably
practicable to its condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modifications as such Lessee may elect in accordance with Section 10.1 and such change in operation and function as is not prohibited under this Master Lease. In such event, title to such Property shall remain with the Lessor subject to the terms of this Master Lease. Upon completion of such restoration, such Lessee shall furnish the Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

     (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

     (f) Any Excess Casualty/Condemnation Proceeds received by the Lessor, the Lenders, the Collateral Agent or Lease Agent in respect of a Casualty or Condemnation shall be turned over to the Lessee of the affected Property.

     14.2. Environmental Matters. Promptly upon each Lessee's acquiring actual knowledge of the existence of a material Environmental Violation with respect to its Property, such Lesseeshall notify the Lessor in writing of such Environmental Violation. If the Lessor elects not to terminate this Master Lease with respect to such Property pursuant to Section 15.1, at such Lessee's sole cost and expense, such Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3 (including the last sentence thereof). Such Lessee shall provide to the Lessor all material and relevant reports, assessments, sampling results and correspondence with Governmental Authorities concerning the Environmental Violation and shall, upon completion of remedial action by such Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless each Property with respect to which an Environmental Violation has occurred but has not been remedied has been purchased by the Lessee in accordance with Section 18.1 or 18.2. Nothing in this Article XIV shall reduce or limit such Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

     14.3. Notice of Environmental Matters. Promptly, but in any event within sixty (60) Business Days from the date a Lessee has actual knowledge thereof, such Lessee shall provide to the Lessor written notice of any pending or threatened claim of which such Lessee has received written notice, action or proceeding involving any Environmental Laws or any Release on or in connection with the Property leased by it which, if determined adversely to the Lessee, could (i) have a Material Adverse Effect or (ii) result in an obligation to remediate the cost of which would exceed $1,000,000. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and such Lessee's proposed response thereto. In addition, such Lessee shall provide to the Lessor, within sixty (60) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with such Property. Such Lessee shall also promptly provide such detailed reports of any Material environmental claims as may reasonably be requested by the Lessor or the Lenders.


                                    ARTICLE XV

                               TERMINATION OF LEASE

     15.1. Partial Termination upon Certain Events. If any of the following occurs with respect to any Property:

          (i)   a Significant Condemnation occurs; or

         (ii)   a Significant Casualty occurs; or

        (iii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $5,000,000,

and the Lessor shall have given written notice (a "Termination Notice") to the applicable Lessee that, as a consequence of such event, (x) the Lease Supplement relating to such Property is to be terminated and (y) this Master Lease is to be terminated with respect to such Property, then such Lessee shall be obligated to purchase the Lessor's interest in such affected Property on or prior to the next Basic Rent Payment Date occurring not less than twenty (20) days after the giving of such Termination Notice, by paying the Lessor an amount equal to the Property Balance for such affected Property.

     15.2. Termination Procedures. On the date of the payment by a Lessee of the Property Balance with respect to the Property leased by it in accordance with Section 15.1 (such date, the "Termination Date"), the Lease Supplement relating to each affected Property shall terminate and this Master Lease shall terminate with respect to each such Property and, concurrent with the Lessor's receipt of such payment,

     (a) the Lessor shall take the actions described in Section 21.1(a) hereof; and

     (b) in the case of a termination pursuant to clause (i) or (ii) of Section 15.1, the Lessor shall convey, or direct the Lease Agent or Collateral Agent to convey, to such Lessee any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Master Lease with respect to such Property theretofore received by the Lessor, Lease Agent or Collateral Agent or at the request of such Lessee, such amounts shall be applied against sums due hereunder.


                                   ARTICLE XVI

                                EVENTS OF DEFAULT

     16.1. Lease Events of Default. The occurrence and continuance of any one or more of the following events shall constitute a "Lease Event of Default":

      (a) (i) any Lessee shall fail to make payment of (X) any Basic Rent (Interest/Yield) within five (5) Business Days after the same has become due and payable, or (Y) any Property Balance, Purchase Option Rent, Loan Balance, Lease Recourse Amount or Lease Balance, including, without limitation, amounts due pursuant to Section 15.1, 18.1, 18.2, or 20.1, on the date due therefor under the Master Lease, or (ii) the Company or any Subsidiary Guarantor shall have failed to make any payment due under the Multicare Guaranty after the same has become due and payable; or

     (b) any Lessee shall fail to make payment of any Supplemental Rent due with respect to Sections 13.7, 13.8, 13.9 and 13.10 of the Participation Agreement within five (5) Business Days after receipt of notice thereof or any Lessee shall fail to make payment of any other Supplemental Rent within five (5) Business Days after the expiration of thirty (30) days from the date of receipt of notice by the Lessees or the Company that such Supplemental Rent is due and payable; or

     (c) any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing; or

     (d) any Lessee shall fail to maintain insurance as required by Article XIII of this Master Lease and such failure shall continue for ten (10) days; or

     (e) any Lessee or the Company, as the case may be, shall fail to observe or perform any term, covenant or condition of such Lessee or the Company, as the case may be, under this Master Lease or the Operative Documents to which it is party other than those described in Section 16.1(a), (b), or (d) hereof, and, in each such case, such failure shall have continued for thirty (30) days after the earlier of (i) delivery to such Lessee or the Company, as applicable, of written notice thereof from the Lessor or (ii) a Responsible Officer of such Lessee or the Company, as the case may be, shall have actual knowledge of such failure; provided, however, that if such failure is capable of cure but cannot be cured by the payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within the cure period and the applicable Lessee or the Company is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional ninety (90) days and not to extend beyond the Expiration Date; provided further, that failure by the applicable Lessee to fully comply with the requirements of Section 20.1 hereof shall not be subject to any cure period; or

     (f) any representation or warranty made by any Lessee or the Company, as the case may be, in any of the Operative Documents to which it is a party shall prove to have been inaccurate at the time made, and if such inaccuracy can be cured, it shall not have been cured within forty-five (45) days after the earlier of (i) delivery to such Lessee or the Company, as the case may be, of written notice thereof from the Lessor or (ii) a Responsible Officer of such Lessee or the Company, as the case may be, shall have actualknowledge of such inaccuracy; or

     (g) any Lessee or Consolidated Entity (i) shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or
(ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.3(b) of the Credit Agreement); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or

     (h) any Lien granted by any Obligor to the Lessor, the Collateral Agent or the Lease Agent under any Operative Document shall, in whole or in part, terminate, cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of, such Obligor; or

     (i) any Obligor shall directly or indirectly contest the validity (as opposed to the interpretation of the terms) of any Operative Document in any manner in any court of competent jurisdiction or any lien granted by any Operative Document; or

     (j) any Lessee shall cease to be 100% owned (directly or indirectly) Subsidiary of the Company; or

     (k)  there shall be a breach of the STATUTORY CONDITION.

     16.2. Remedies. During the continuance of any Lease Event of Default, the Lessor may do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default:

     (a) The Lessor may, by notice to the Lessees, rescind or terminate this Master Lease as to any Property or all of the Properties as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the applicable Lessee,
(ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;

     (b) The Lessor may (i) demand that any Lessee, and each Lessee shall upon the written demand of the Lessor, return any Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if such Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of any Lessee for any costs and expenses incurred by such Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of any Property, and to the extent and in the manner permitted by Applicable Law, enter upon such Property and take immediate possession of (to the exclusion of such Lessee) such Property or any part thereof and expel or remove such Lessee and any other Person who may be occupying such Property, by summary proceedings or otherwise, all without liability to such Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, such Lessee shall be responsible for all costs and expenses incurred by the Lessor and/or the Lenders in connection with any reletting, including, reasonable brokers' fees and all costs of any alterations or repairs reasonably made by the Lessor;

     (c) The Lessor may (i) sell all or any part of any one or more Properties at public or private sale, as the Lessor may determine, free and clear of any rights of any Lessee (except that Excess Sales Proceeds are payable to and shall be paid to the Company as agent for the Lessees) with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the applicable Lessee's obligation to pay Basic Rent (Interest/Yield) hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that such Lessee pay to the Lessor, and such Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent (Interest/Yield) due for periods commencing on or after the Basic Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Basic Rent Payment Date, the Basic Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of
(1) the Lease Balance calculated as of such Basic Rent Payment Date (including all Rent due and unpaid to and including such Basic Rent Payment Date), over (2) the net proceeds of such sale (that is, after deducting all reasonable costs and expenses incurred by the Lessor or any Lender incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Basic Rent Payment Date until the date of payment;

     (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to any Property or all of the Properties and continue to collect all Basic Rent (Interest/Yield), Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce a Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Property by a Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet such Property, and relet such Property or any part thereof for such term or terms (which may be for a long term extending beyond the Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to such Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to such Property to be paid during that period by the applicable Lessee hereunder, such Lessee shall pay such deficiency, to the Lessor on the next Basic Rent Payment Date;

     (e) Unless all of the Properties have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (b), (c) or (d) of this
Section 16.2 with respect to any Properties or any portions thereof, demand, by written notice to each Lessee specifying a date (a "Termination Date") not earlier than twenty (20) days after the date of such notice, that the Lessees purchase, on such Termination Date, all unsold Properties and all unsold portions of Properties in accordance with the provisions of Section 18.2;

     (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

     (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, any Lessee pursuant to the terms of this Master Lease;

     (h)  The Lessor shall have the STATUTORY POWER OF SALE;

     (i) The Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any Property, and each Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of such Property unless such receivership is sooner terminated;

     (j) To the maximum extent permitted by law, each Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Property or any interest therein; or

     (k) The Lessor shall be entitled to enforce payment and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Properties), be deemed a "mortgagee in possession", as to a specific Property unless the Lessor shall have taken possession of such Property, or any substantial portion thereof, and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies so long as the Lessor shall have acted in good faith and without gross negligence or willful misconduct.

If, pursuant to the exercise by the Lessor of its remedies pursuant to this
Section 16.2, the Lease Balance and all other amounts due and owing from the Lessees under this Master Lease and the other Operative Documents have been paid in full, then the Lessor, the Collateral Agent or the Lease Agent, as the case may be, shall remit to the Company, as agent for the Lessees, any excess amounts received by the Lessor.

     16.3. Waiver of Certain Rights. If this Master Lease shall be terminated pursuant to Section 16.2, each Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.


                                   ARTICLE XVII

                              LESSOR'S RIGHT TO CURE

     17.1. The Lessor's Right to Cure a Lessee's Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the applicable Lessee, including the failure by such Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of such Lessee, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of such Lessee. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by such Lessee to the Lessor as Supplemental Rent.


                                  ARTICLE XVIII

                               PURCHASE PROVISIONS

     18.1.  Optional Purchase of the Properties.

     (a) Purchase of All of the Properties. Subject to the conditions contained herein, and without limitation of the Lessees' purchase obligation pursuant to Section 18.2, the Lessees, jointly and not severally, shall have the irrevocable option on any Business Day to purchase all, but not less than all, of the Properties subject to this Master Lease at a price equal to the Lease Balance on the date of such purchase. The exercise by the Lessees of their option pursuant to this Section 18.1(a) shall be subject to the following conditions:

     (i)  no Lease Event of Default shall have occurred and be continuing;

    (ii) the Lessees (or the Company acting as agent for all of the Lessees) shall have delivered a Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase, specifying the date of such purchase; and

   (iii) no Lessee (or the Company acting as their agent) shall have given notice of its intention to exercise the Remarketing Option.

     (b) Purchase of Individual Properties. Subject to the conditions contained herein, and without limitation of the Lessees' purchase obligation pursuant to Section 18.2, each Lessee shall have the irrevocable option on any Business Day to purchase the particular Property that is leased to it hereunder at a price equal to the Property Balance for such Property on the date of such purchase. The exercise by any Lessee of its option pursuant to this Section 18.1(b) shall be subject to the following conditions:

     (i)  No Lease Event of Default shall have occurred and be continuing;

    (ii) the applicable Lessee shall have delivered a Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase, specifying the date of such purchase and certifying that either (v) such Property or all of the capital stock or other equity interests of the Lessee leasing such Property is to be transferred on the date of such purchase to a third party that is not an Affiliate of any Lessee or the Company and, at all times after such transfer, neither the applicable Lessee, the Company nor any Affiliate of such Lessee or the Company will manage or maintain any other involvement with such Property, (w) such Property is to cease operation as a long-term or specialized health care facility within one hundred and eighty (180) days of such purchase, (x) failure to purchase such Property would cause a violation of a Requirement of Law related to operation of the Property as a long-term or specialized healthcare facility, (y) Lessor's continued ownership of the Property and the lease thereof to the applicable Lessee would cause a Rate Setting Commission Trigger Event to occur or (z) an Environmental Violation, the cost of which would exceed $1,000,000, has occurred with respect to such Property, and in each case a Responsible Officer of the Company shall have certified to the Lessor that the foregoing conditions have been satisfied;

   (iii) after giving effect to any such purchase, no less than three Propertie shall remain subject to this Master Lease; and

    (iv) no Lessee (or the Company acting as their agent) shall have given notice of its intention to exercise the Remarketing Option.

     (c) Transfer Procedures. If the Lessees exercise their Purchase Option pursuant to Section 18.1(a) or if any Lessee exercises its Purchase Option pursuant to Section 18.1(b) then, upon the Lessor's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessees or such Lessee, as applicable, or their/its designee(s) or any other Person which, with the consent of the Lessor, has been assigned the right to purchase the Properties, all of the Lessor's right, title and interest in and to all of the Properties in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessees or such Lessee, as applicable, may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessees of the respective Properties), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee or designees); provided, however, that such designation of a transferee or transferees shall not cause any Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including the obligation to pay the Lessor the Lease Balance on such date.

     18.2. Expiration Date Purchase Obligation. Unless (a) the Lessees shall have properly exercised their Purchase Option pursuant to Section 18.1(a) and purchased all of the Properties pursuant thereto, or (b) the Lessees shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of clauses (a) through (l) of Section 20.1 hereof and the Lessor shall have sold its interest in all of the Properties pursuant thereto, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 21.1(a), each Lessee shall purchase from the Lessor, and the Lessor shall convey to the applicable Lessee, on the Expiration Date all of the Lessor's interest in the Property (including all of the Lessor's interest in this Master Lease to the extent relating to such Property) leased by such Lessee for an amount equal to the Lease Balance with respect to such Property. The applicable Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the applicable Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay the Lessor the Lease Balance relating to such Property on such Expiration Date.


                                   ARTICLE XIX

                              INTENTIONALLY OMITTED


                                    ARTICLE XX

                                REMARKETING OPTION

     20.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 20.1, each Lessee shall have the option (the "Remarketing Option") to market and complete the sale of all of the Properties for the Lessor.

     The effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to each of the Properties as of the dates set forth below.

     (a) Not later than one year prior to the Expiration Date, the Lessees shall give to the Lessor written notice of the exercise of the Remarketing Option, which exercise shall be irrevocable. Failure by a Lessee to give timely notice shall be deemed to be an election without further act thereby, of the Purchase Option.

     (b) Not later than one hundred and twenty (120) days prior to the Expiration Date, the Lessees shall deliver to the Lessor an Environmental Audit for each of the Properties. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor
as to the environmental status of the Properties.   If any such Environmental
Audit indicates any exceptions, the applicable Lessee shall have also delivered prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.

     (c) On the date of the notice to the Lessor of the exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist.

     (d) The Lessees shall have completed in all material respects all Modification (other than Modifications first required by a Governmental Authority after the date that s one year prior to the Expiration Date, which Modifications shall be completed not later than 180 days after the Expiration
Date), restoration and rebuilding of the affected Properties pursuant to Sections 10.1 and 14.1 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case prior to the date on which the Lessor receives notice of the Lessee's intention to exercise the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of or completed all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law, discharge of Lien (other than Lessor Liens and Agent Liens) or payment of Property Tax that involved the extension of the ultimate imposition of such Applicable Law, discharge of Lien or payment of Property Tax beyond the Expiration of the Term. Any Permitted Property Liens (other than Lessor Liens and other Liens attributable to the other parties to the Operative Documents) on any Property that were contested by the Lessee shall have been removed prior to the Expiration Date.

     (e) During the Marketing Period, the Lessees shall, as nonexclusive agents for the Lessor, use commercially reasonable best efforts to sell the Lessor's interest in the Properties and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. The Lessees will be responsible for hiring brokers and making the Properties available for inspection by prospective purchasers. During the Marketing Period the Lessees shall promptly upon reasonable notice and during regular business hours permit inspection of any Property and any maintenance records relating to any Property by the Lessor to the extent such inspection does not cause material interruption of the Lessees' business activities, the Lenders and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Properties to any purchaser. All such marketing of the Properties shall be at the Lessees' sole expense. During the Marketing Period the Lessees shall allow the Lessor and any potential qualified purchaser reasonable access to the Properties for the purpose of inspecting the same.

     (f) No such purchaser shall be a Lessee or any Subsidiary or Affiliate of a Lessee.

     (g) All bids shall be submitted to the Lessor and the Lenders, and the Lessor will have the right to submit any one or more bids. Any sale shall be for the highest cash bid submitted to the Lessor. The determination of the highest bid shall be made by the Lessor and the Tranche B Lenders prior to the end of the Marketing Period, but in any event, the Lessor shall have no obligation to approve any bid for any Property unless each highest bid for each of the respective Properties, in the aggregate, equal or exceed the Lease Balance. All bids shall be on an all-cash basis unless the Lessor and the Tranche B Lenders shall otherwise agree in their sole discretion.

     (h) In connection with any such sale of any Property, the applicable Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens and Agent Liens) and the condition of such Property, including an environmental indemnity, in each case to the extent the same are reasonably required by the purchaser. The applicable Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of each of the Properties but shall grant or assign all assignable licenses necessary for the operation and maintenance of such Property and cooperate reasonably in seeking or obtaining all necessary Governmental Action to enable the purchaser to operate the Property to the extent any such cooperation is required to lawfully effect a transfer of operating rights. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than as to the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

     (i) The Lessees shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Properties, whether incurred by the Lessor or the Lessees, including, without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessees' attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

     (j) The Lessees shall pay to the Lessor on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Lease Recourse Amount plus all accrued and unpaid Rent (including accrued and unpaid Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.1(b) hereof.

     (k) The Lessees shall pay to the Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Section 13.2 of the Participation Agreement.

     (l) The gross proceeds of the sale of the Properties (less any marketing, closing or other costs, prorations or commissions incurred by the Collateral Agent, the Lease Agent or the Lessor in connection therewith) (the "Gross Remarketing Proceeds") shall be paid directly to the Lessor; provided, however, that if the sum of (x) the Gross Remarketing Proceeds from such sale plus (y) the Lease Recourse Amount and other amounts received by the Collateral Agent or the Lease Agent, as applicable, pursuant to this Section 20.1 exceeds the Lease Balance as of such date, then the excess shall be paid to the Company as agent for the Lessees on the Expiration Date.

     If one or more of the foregoing provisions shall not be fulfilled as of the applicable date set forth above with respect to any Property, then the Lessor shall declare by written notice to the Lessees the Remarketing Option to be null and void (whether or not it has been theretofore exercised by any Lessee) as to all of the Properties, in which event all of each Lessee's rights under this
Section 20.1 shall immediately terminate and the Lessees shall be obligated to purchase all of the Properties pursuant to Section 18.2 on the Expiration Date.

     In the event that the sale of all of the Properties is not consummated on the Expiration Date, but such sale is consummated any time thereafter, the Lessor shall remit to the Company, as agent for the Lessees, promptly after the consummation of the sale of the last Property, any excess remaining after deducting the then outstanding Lease Balance plus the Imputed Equity Return thereon plus an amount equivalent to the Overdue Rate thereon accruing from and after the Expiration Date from the Gross Remarketing Proceeds.

     If the Lessee effectively elects the Remarketing Option and no sale of any Property is consummated prior to the end of the Marketing Period, each Lessee shall, in addition to making the payment required pursuant to Section 20.1(j) above, do each of the following:

     (i) execute and deliver to Lessor and the Lessor's title insurance company at its own cost and expense an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i), (viii) or (x) of the definition thereof), and shall execute and deliver to the Lessor a statement of termination of this Master Lease to the extent relating to such Property; and

     (ii) for a period of up to one year after the Expiration Date (the "Extended Marketing Period"), cooperate reasonably with the Lessor and/or any Person designated by the Lessor to receive such Property, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessees shall do at their own cost and expense on or before the Expiration Date for such Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of such Property and all know-how, data and technical information relating thereto; granting or assigning all assignable licenses necessary for the operation and maintenance of such Property; and cooperating reasonably, at the Lessee's or a purchaser's expense, in the Lessor's or a purchaser's efforts to obtain the necessary Governmental Action to operate the Property. The obligations of the Lessees under this paragraph shall survive the expiration or termination of this Master Lease.

     Except as expressly set forth herein, the Lessees shall have no right, power or authority to bind the Lessor in connection with any proposed sale of any Property.

     20.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessees to pay Rent with respect to each Property (including the installment of Rent due on the Expiration Date) shall continue undiminished until payment in full of the Lease Recourse Amount and all other amounts due to the Lessor with respect to the Properties under the Operative Documents to which each Lessee is a party. The Lessor and the Tranche B Lenders shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessees to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX.


                                   ARTICLE XXI

                  PROCEDURES RELATING TO PURCHASE OR REMARKETING

     21.1. Provisions Relating to the Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events.

     (a) In connection with any termination of this Master Lease with respect to any Property pursuant to the terms of Article XV, in connection with any purchase or in connection with the purchase of any Property in accordance with
Section 18.1 or in connection with the Expiration Date Purchase Obligation or obligations under Section 16.2(e), then, upon the date on which this Master Lease is to terminate with respect to the applicable Property and upon tender of the amounts set forth in Article XV, Section 16.2(e), 18.1 or 18.2, as applicable:

     (i)  the Lessor shall execute and deliver to the applicable Lessee
          (or to the Lessee's designee) at such Lessee's cost and expense a quitclaim deed with respect to such Property or Properties containing representations and warranties of grantor to such Lessee regarding Lessor Liens and an assignment of the Lessor's entire interest in such Property or Properties (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to such Property or Properties not previously received by the Lessor and an assignment of leases of the Properties), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Lease Facility Mortgage and any Lessor Liens and any Liens created by the Operative Documents attributable to it;

    (ii) such Property or Properties shall be conveyed to such Lessee (or its designee) "AS IS" and in its then present physical condition; and

   (iii) the Lessor shall execute and deliver to such Lessee and such Lessee's title insurance company (or to the designee of the Lessee and its title insurance company) an affidavit in customary form as to the Lessor's title and Lessor Liens and a FIRPTA affidavit and shall execute and deliver to Lessee a statement of termination of this Master Lease and a termination of the Assignment of Lease and Rent, in each case to the extent such Operative Documents relate to such Property or Properties.

     (b) If the Lessees properly exercises the Remarketing Option, then the Lessees shall, on the Expiration Date, and at their own cost, surrender possession of all of the Properties to the Lessor or the independent purchaser
(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens and the lien of the applicable Lease Facility Mortgage, in the condition required under this Master Lease (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law.


                                   ARTICLE XXII

                              ESTOPPEL CERTIFICATES

     22.1. Estoppel Certificates. At any time and from time to time upon not less than ten (10) Business Days' prior request by the Lessor or any Lessee
(the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent (Interest/Yield) and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                  ARTICLE XXIII

                             ACCEPTANCE OF SURRENDER

     23.1. Acceptance of Surrender. No surrender to the Lessor of this Master Lease or of all or any of the Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and termination of the Commitments, the Lenders, and no act by the Lessor or any Lender or any representative or agent of the Lessor or any Lender, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                   ARTICLE XXIV

                                NO MERGER OF TITLE

     24.1. No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee or ground leasehold estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person and/or (c) a beneficial interest in the Lessor.


                                   ARTICLE XXV

                              INTENT OF THE PARTIES

     25.1.  Nature of Transaction.

     (a) It is the intent of the parties that: (a) the Lease constitutes an operating lease from Lessor to the Lessees for purposes of the Lessees' financial reporting, (b) the Lease and other transactions contemplated hereby preserve ownership in the Properties in the Lessees for Federal and state income tax and bankruptcy purposes, (c) each Lease Supplement grants to the Collateral Agent, for the benefit of the Participants and the other Secured Parties, a Lien on the Property covered thereby, and (d) the obligations of the Lessees to pay Basic Rent (Interest/Yield) and any part of the Property Balance (other than accrued and unpaid interest and Yield related thereto) shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Collateral Agent shall be deemed to have a valid and binding security interest in and Lien on the Properties, free and clear of all Liens other than Permitted Property Liens, as security for the obligations of the Lessees under the Operative Documents (it being understood and agreed that the Lessees do hereby grant a Lien, and convey, transfer, assign, mortgage and warrant, WITH MORTGAGE COVENANTS, to the Collateral Agent and its successors, transferees and assigns, for the benefit of the Participants and the other Secured Parties and its successors, transferees and assigns, the Properties and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessees under the Operative Documents), and each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 25.1. This mortgage is granted upon the STATUTORY CONDITION, for any breach of which Lessor shall have the STATUTORY POWER OF SALE.

     (b)  Specifically, without limiting the generality of clause (a) of this
Section 25.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting a Lessee, the Company, the Lessor, any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Participants to the Lessees.


                                   ARTICLE XXVI

                                  MISCELLANEOUS

     26.1. Survival; Severability; Etc. Anything contained in this Master Lease to the contrary notwithstanding, all claims against and liabilities of the Lessees or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall, to the full extent permitted law, not be affected thereby. If any right or option of the Lessees provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former
President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Master Lease.

     26.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth herein and in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessees.

     26.3. No Waiver. No failure by the Lessor or the Lessees to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

     26.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section
14.3 of the Participation Agreement.

     26.5. Successors and Assigns. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     26.6. Headings and Table of Contents. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     26.7. Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     26.8. GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION AND PERFECTION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS MASTER LEASE IS DEEMED TO CONSTITUTE A FINANCING, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION, PERFECTION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH
ESTATES ARE LOCATED.

     26.9. Limitations on Recourse. The parties hereto agree that except as specifically set forth in the Lease or in any other Operative Document, the Lessor shall have no personal liability whatsoever to the Lessees or their respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Properties or Equity Interests and any and all proceeds thereof; provided, however, that the Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Lessor to the Lessees are solely nonrecourse obligations except to the extent that it has received payment from others; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

     26.10. Original Lease. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of NationsBank, N.A., as Collateral Agent for the Secured Parties therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.
IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

   ACADEMY NURSING HOME, INC.,
   as Lessee


       By      ALAN D. SOLOMONT
       Name:   Alan D. Solomont
       Title:  President


   NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC.,     as
   Lessee


       By      ALAN D. SOLOMONT
       Name:   Alan D. Solomont
       Title:  President


   PRESCOTT NURSING HOME, INC., as Lessee


       By      ALAN D. SOLOMONT
       Name:   Alan D. Solomont
       Title:  President


   WILLOW MANOR NURSING HOME, INC., as Lessee


       By      ALAN D. SOLOMONT
       Name:   Alan D. Solomont
       Title:  President


   ADS/MULTICARE, INC., as Lessee


       By      BRADFORD C. BURKETT
       Name:   Bradford C. Burkett
       Title:  Vice-President

   SELCO SERVICE CORPORATION, as Lessor



       By
       Name:
       Title:





THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of thebdate hereof.


   NATIONSBANK, N.A., as Collateral Agent for the Secured
   Parties



   By
   Name:
   Title:


                                TABLE OF CONTENTS

Section                                                                Page

                                    ARTICLE I

                                   DEFINITIONS

         1.1.  Definitions; Interpretation . . . . . . . . . . . . . . . 2

                                    ARTICLE II

                                   MASTER LEASE
         2.1.  Acceptance and Lease of Property. . .  . . . . . . . . .  2
         2.2.  Acceptance Procedure. . . . . . . . .  . . . . . . . . .  2
         2.3.  Term. . . . . . . . . . . . . . . . .  . . . . . . . . .  2
         2.4.  Title . . . .. . . . . . . . . . . . . . . . . . . . . .  3

                                   ARTICLE III

                                 PAYMENT OF RENT

         3.1.  Rent. . . . . . . . . .  . . . . . . . . . . . . . . . .  3
         3.2.  Payment of Rent . . . .  . . . . . . . . . . . . . . . .  3
         3.3.  Supplemental Rent . . .  . . . . . . . . . . . . . . . .  4
         3.4.  Method of Payment . . .  . . . . . . . . . . . . . . . .  4
         3.5.  Payments of Rent Constitute Senior Debt .. . . . . . . .  5
         3.6.  Payments After Termination of Credit Agreement, etc  . .  5

                                    ARTICLE IV

                        QUIET ENJOYMENT; RIGHT TO INSPECT

         4.1.  Quiet Enjoyment . . .  . . . . . . . . . . . . . . . . .  5
         4.2.  Right to Inspect. . .  . . . . . . . . . . . . . . . . .  6

                                    ARTICLE V

                                 NET LEASE, ETC.

         5.1.  Net Lease . . . . . . . . . . .  . . . . . . . . . . . .  6
         5.2.  No Termination or Abatement . .  . . . . . . . . . . . .  7
         5.3.  No Bar. . . . . . . . . . . . .  . . . . . . . . . . . .  8

                                    ARTICLE VI

                                    SUBLEASES

         6.1.  Subletting. . . .  . . . . . . . . . . . . . . . . . . .  8

                                   ARTICLE VII

                              LESSEE ACKNOWLEDGMENTS

   7.1.  Condition of the Properties . . . .. . . . . . . . . . . . . .  8
   7.2.  Risk of Loss. . . . . . . . . . . .. . . . . . . . . . . . . .  9

                                   ARTICLE VIII

                    POSSESSION AND USE OF THE PROPERTIES, ETC.

   8.1.  Utility Charges . . . . . . . . .  . . . . . . . . . . . . . .  9
   8.2.  Possession and Use of the Property.. . . . . . . . . . . . . .  9
   8.3.  Compliance with Requirements of Law, Property Legal
          Requirements an Insurance Requirements . .. . . . . . . . . . 10
   8.4.  Assignment by Lessee. . . .  . . . . . . . . . . . . . . . . . 10

                                    ARTICLE IX

                          MAINTENANCE AND REPAIR; RETURN

   9.1.  Maintenance and Repair; Return. . . . . . .  . . . . . . . . . 10

                                    ARTICLE X

                               MODIFICATIONS, ETC.

   10.1.  Modifications, Substitutions and Replacements. . .. . . . . . 11
   10.2.  Notice to the Lessor . . . . . . . . . . . . . . .. . . . . . 12

                                    ARTICLE XI

                           WARRANT OF TITLE; EASEMENTS

   11.1.  Warrant of Title . . . . . . . . . . . . . . . . .. . . . . . 12
   11.2.  Grants and Releases of Easements; Lessor's Waivers. . . . . . 13

                                   ARTICLE XII

                                PERMITTED CONTESTS

   12.1.  Permitted Contests in Respect of Applicable Law; Liens;
          Property Taxes                                                14

                                   ARTICLE XIII

                                    INSURANCE

   13.1.  Public Liability and Workers' Compensation Insurance .  . . . 15
   13.2.  Hazard and Other Insurance . . . . . . . . . . . . . .  . . . 16
   13.3.  Insurance Coverage . . . . . . . . . . . . . . . . . .  . . . 16

                                   ARTICLE XIV

                 CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

   14.1.  Casualty and Condemnation. . . . . . . .. . . . . . . . . . . 18
   14.2.  Environmental Matters. . . . . . . . . .. . . . . . . . . . . 20
   14.3.  Notice of Environmental Matters. . . . .. . . . . . . . . . . 21

                                    ARTICLE XV

                               TERMINATION OF LEASE

   15.1.  Partial Termination upon Certain Events. . .. . . . . . . . . 21
   15.2.  Termination Procedures . . . . . . . . . . .. . . . . . . . . 22

                                   ARTICLE XVI

                                EVENTS OF DEFAULT

   16.1.  Lease Events of Default. . . .  . . . . . . . . . . . . . . . 22
   16.2.  Remedies . . . . . . . . . . .  . . . . . . . . . . . . . . . 25
   16.3.  Waiver of Certain Rights . . .  . . . . . . . . . . . . . . . 29

                                   ARTICLE XVII

                              LESSOR'S RIGHT TO CURE

   17.1.  The Lessor's Right to Cure a Lessee's Lease Defaults . .. . . 29

                                  ARTICLE XVIII

                               PURCHASE PROVISIONS

   18.1.  Optional Purchase of the Properties. . . .. . . . . . . . . . 30
   (a)  Purchase of All of the Properties. . . . . .. . . . . . . . . . 30
   (b)                              Purchase of Individual Properties.. 30
   (c)                              Transfer Procedures. . . . . . . .. 31
   18.2.  Expiration Date Purchase Obligation. . . . . . . . . . . .  . 32

                                   ARTICLE XIX

                              INTENTIONALLY OMITTED

                                    ARTICLE XX

                                REMARKETING OPTION

   20.1.  Option to Remarket . . . . . . .. . . . . . . . . . . . . . . 32
   20.2.  Certain Obligations Continue . .. . . . . . . . . . . . . . . 37

                                   ARTICLE XXI

                  PROCEDURES RELATING TO PURCHASE OR REMARKETING

   21.1. Provisions Relating to the Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance
          Upon Certain Other Events                                     37

                                   ARTICLE XXII

                              ESTOPPEL CERTIFICATES

   22.1.  Estoppel Certificates. . .  . . . . . . . . . . . . . . . . . 39

                                  ARTICLE XXIII

                             ACCEPTANCE OF SURRENDER

   23.1.  Acceptance of Surrender. .  . . . . . . . . . . . . . . . . . 39

                                   ARTICLE XXIV

                                NO MERGER OF TITLE

   24.1.  No Merger of Title . . .. . . . . . . . . . . . . . . . . . . 39

                                   ARTICLE XXV

                              INTENT OF THE PARTIES

   25.1.  Nature of Transaction. .  . . . . . . . . . . . . . . . . . . 40

                                   ARTICLE XXVI

                                  MISCELLANEOUS

   26.1.  Survival; Severability; Etc. .  . . . . . . . . . . . . . . . 41
   26.2.  Amendments and Modifications .  . . . . . . . . . . . . . . . 41
   26.3.  No Waiver. . . . . . . . . . .  . . . . . . . . . . . . . . . 42
   26.4.  Notices. . . . . . . . . . . .  . . . . . . . . . . . . . . . 42
   26.5.  Successors and Assigns . . . .  . . . . . . . . . . . . . . . 42
   26.6.  Headings and Table of Contents  . . . . . . . . . . . . . . . 42
   26.7.  Counterparts . . . . . . . . .  . . . . . . . . . . . . . . . 42
   26.8.  GOVERNING LAW. . . . . . . . .  . . . . . . . . . . . . . . . 42
   26.9.  Limitations on Recourse. . . .  . . . . . . . . . . . . . . . 43
   26.10.  Original Lease. . . . . . . .  . . . . . . . . . . . . . . . 43



EXHIBIT A     Form of Lease Supplement